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                                                                  EXHIBIT 23.2
                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 21, 1995, except for paragraph 3 of Note 4 and paragraph 2 of Note 13, as to which the date is April 17, 1995, with respect to the financial statements of Medical Management, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-4262) and related Prospectus of Complete Management, Inc. for the registration of convertible subordinated debentures due 2003.

                                                             ERNST & YOUNG LLP

New York, New York
May 29, 1996